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                                                                   EXHIBIT 10.31





                             MASTER LEASE AGREEMENT

                                     Between

            LTC PROPERTIES, INC., AND TEXAS-LTC LIMITED PARTNERSHIP,
                                    as Lessor

                                       and

    ASSISTED LIVING CONCEPTS, INC., AND CARRIAGE HOUSE ASSISTED LIVING, INC.,
                                    as Lessee


                            Dated: November 30, 2001






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                             MASTER LEASE AGREEMENT


         THIS MASTER LEASE AGREEMENT (this "LEASE") is made effective as of November 30, 2001, by and between LTC PROPERTIES, INC., a Maryland corporation and TEXAS-LTC LIMITED PARTNERSHIP, a Texas limited partnership (collectively, "LESSOR"), on the one hand, and ASSISTED LIVING CONCEPTS, INC., a Nevada corporation and CARRIAGE HOUSE ASSISTED LIVING, INC., a Delaware corporation (collectively, "LESSEE"), on the other, subject to the terms, conditions and contingencies set forth below.

                                    RECITALS

         WHEREAS, one or the other party constituting Lessor owns (or leases, with respect to the facility located in Newport, Oregon, as more particularly described in SECTION 33.18 below) sixteen (16) assisted living facilities (as more particularly defined below, the "FACILITIES"), and desires to lease them to Lessee pursuant to the terms and conditions of this Lease; and

         WHEREAS it the parties' intention to set forth their respective covenants and obligations in a single agreement, not merely as matter of convenience, but because the leasing of all sixteen (16) Facilities as an inseparable unit is a special and essential inducement to Lessor to enter into this transaction, and but for the leasing of all sixteen (16) Facilities together as an inseparable whole, Lessor would not have entered into this Lease; and

         WHEREAS the parties agree and acknowledge that the amount set forth as Minimum Rent (defined below) is calculated on the basis of leasing of all sixteen (16) Facilities together as a single, inseparable group and is non-allocable among the sixteen (16) Facilities, and that it would be impossible to allocate to any one or more of the Facilities a divisible portion of the Minimum Rent.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, sufficiency and mutuality of which are hereby acknowledged, it is agreed as follows:

                                   ARTICLE I

                  1.1. Leased Property. Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee, and Lessee rents or hires from Lessor all of the following (the "LEASED PROPERTY"):

                  (i) The real property particularly described in EXHIBIT "A" (the "LAND");

                  (ii) All of buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land, including without limitation the Facilities (as defined below) (collectively, the "LEASED IMPROVEMENTS");



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                  (iii)    the easements, rights and appurtenances relating to
                           the Land and the Leased Improvements;

                  (iv) the permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, or permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property as defined in
                           ARTICLE II below (collectively the "FIXTURES"); and

                  (v) All of its right, title and interest in and to personal tangible and intangible property including all components thereof, owned by Lessor and now and hereafter located in, on or used in connection with the Leased Improvements.

         The Leased Property is demised subject to all covenants, conditions, restrictions, easements and all other matters affecting title, whether or not of record, the conditions and limitations expressly set forth herein, and any and all matters created by or known to Lessee.

                  1.2. Term. Subject to the express condition to the effectiveness of this Lease as set forth in SECTION 32.1 below, the term of this Lease (the "TERM") shall commence on the later to occur of (i) January 1, 2002, or (ii) the date upon which Lessee emerges from the Bankruptcy Cases (the later to occur of (i) and (ii) shall be referred to as the "COMMENCEMENT DATE") and shall expire (if not sooner terminated) at midnight (California time) on December 31, 2008.

                                   ARTICLE II

         2. Definitions. For all purposes of this Lease, except as otherwise expressly provided, (i) the terms defined in this ARTICLE II have the meanings assigned to them in this ARTICLE II and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles at the time applicable, and (iii) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

         Additional Charges. As defined in ARTICLE III.

         Affiliate. When used with respect to any corporation, the term "Affiliate" shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with



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such corporation. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests. For the purposes of this definition, "person" shall mean any natural person, trust, partnership, corporation, joint venture or other legal entity.

         Bankruptcy Cases. The Chapter 11 bankruptcy filed by Assisted Living Concepts, Inc. in the United States Bankruptcy Court for the District of Delaware, Case No. 01-10674, and the Chapter 11 bankruptcy filed by Carriage House Assisted Living, Inc. in the United States Bankruptcy Court for the District of Delaware, Case No. 01-1-670.

         Business Day. Each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which national banks in the City of Los Angeles, California, are authorized, or obligated, by law or executive order, to close.

         Change of Control. As defined in ARTICLE XVIII below.

         Consolidated Financials. For any Fiscal Year or other accounting period for Lessee and its consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and the related balance sheet as of the end of such period, together with the notes thereto, all audited by a certified public accountant and in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with generally accepted accounting principles.

         Consolidated Net Worth. At any time, the sum of the following for Lessee and its consolidated subsidiaries, on a consolidated basis determined in accordance with generally accepted accounting principles:

                  (1) the amount of capital or stated capital (after deducting the cost of any shares held in its treasury), plus

                  (2) the amount of capital surplus and retained earnings (or, in the case of a capital or retained earnings deficit, minus the amount of such deficit), minus

                  (3) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) unamortized debt discount and expense; and (b) any write-up in the book value of assets resulting from a revaluation thereof subsequent to the most recent Consolidated Financials prior to the date thereof, except (i) any net write-up in value of foreign currency in accordance with generally accepted accounting principles; and (ii) any write-up resulting from a reversal of a reserve for bad debts or depreciation and any write-up resulting from a change in methods of accounting for inventory.

         Code. The Internal Revenue Code of 1986, as amended.



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         Controlling Entity. As defined in ARTICLE XVIII below.

         Encumbrance. As defined in ARTICLE XXXII.

         Event of Default. As defined in ARTICLE XVI.

         Facilities. Collectively, the sixteen (16) assisted living facilities located at the following common addresses:

                  1301 Bennett Street, Burley, Idaho 83318
                  114 Corduroy Road, Kelso, Washington 98626
                  411 SE 35th Street, Newport, Oregon 97365
                  660 W. Honeysuckle Avenue, Hayden, Idaho 93835 715 W. Comstock, Nampa, Idaho 83651
                  2900 Corporate Drive, Troy, Ohio 45373
                  1120 N. First Street, Norfolk, Nebraska 68701 1313 Hackberry Street, Wahoo, Nebraska 68066
                  1649 Broadway Avenue, Hoquiam, Washington 98550 781 E. Country Road, Tiffin, Ohio 44883
                  3076 Shoshane Drive, Lake Havasu, Arizona 86403 2943 Desert Sky, Bullhead City, Arizona 86442
                  900 Pirate Drive, Wheelersburg, Ohio 45694
                  607 Virginia Avenue, Madison, Indiana 47250
                  1525 Highway 79 South, Wichita Falls, Texas 76302 2506 3rd Avenue North, Denison, Iowa 51142

         Facility. As the context requires, any one of the Facilities.

         Facility Mortgage. As defined in ARTICLE XIII.

         Facility Mortgagee. As defined in ARTICLE XIII.

         Fiscal Year. The twelve (12) month period from January 1 through December 31 of the same calendar year (as prorated for any partial Fiscal Year during the Term).

         Fixtures. As defined in ARTICLE I.

         Impositions. Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental or public charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon due to any failure in payment by Lessee), and all increases in all the above from any cause




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whatsoever, including reassessment, which at any time prior to, during or in respect of the Term may be assessed or imposed on or in respect of or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof, or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof by Lessee. Provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor, or (2) any transfer, or net revenue tax of Lessor, or (3) any income or capital gain tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Lessor, and are unrelated to the Leased Property.

         Insurance Requirements. All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

         Land. As defined in ARTICLE I.

         Lease. As defined in the Preamble.

         Lease Year. Each twelve (12) month period from January 1 in a calendar year to December 31 in the same calendar year.

         Leased Improvements. As defined in ARTICLE I.

         Leased Property. As defined in ARTICLE I.

         Legal Requirements. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property, or (ii) in any way affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments (whether or not of record) or otherwise known to Lessee, at any time in force affecting the Leased Property.

         Lessee. As defined in the Preamble.

         Lessee's Personal Property. All machinery, equipment, furniture, furnishings, movable walls or partitions, computers or trade fixtures or other personal property, and consumable inventory/and supplies, used in Lessee's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, except items (i) included within the definition of Fixtures; and (ii) personal property described in SECTION 1.1(v), above.

         Lessor. As defined in the Preamble.



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         Minimum Rent. As defined in SECTION 3.1.

         Notice. A notice given pursuant to ARTICLE XXXI hereof.

         Payment Date. Any due date for the payment of the installments of Minimum Rent.

         Primary Intended Use. As defined in SECTION 7.2.2.

         Rent. Any monetary obligations owing under this Lease, including, without limitation, Minimum Rent and Additional Charges.

         Term. As defined in SECTION 1.2 above.

         Unsuitable for its Primary Intended Use. A state or condition of any Facility such that by reason of damage or destruction, or a partial taking by Condemnation in the good faith judgment of Lessor and Lessee, reasonably exercised, such Facility cannot be operated on a commercially practicable basis for its Primary Intended Use taking into account, among other relevant factors, the number of usable units affected by such damage or destruction or partial Condemnation.

         Unavoidable Delays. Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto.

         The above does not include all the definitions to be used in this Lease. Various definitions are included in the Sections below.

                                  ARTICLE III

                  3.1. Minimum Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts at Lessor's address set forth in ARTICLE XXXI or at such other place or to such other person, firms or corporations as Lessor from time to time may designate in a Notice, monthly rental payments on or before the first Business Day of each calendar month of the Term ("MINIMUM RENT"). If necessary, Minimum Rent shall be prorated for any partial month at the beginning or end of the Term. Commencing on the Commencement Date, and through the first calendar year of the Term, annual Minimum Rent shall be Three Million Five Hundred Thirty Nine Thousand Eight Hundred Eighty Three and 18/100 Dollars ($3,539,883.18), payable in equal monthly installments of Two Hundred Ninety Four Thousand Nine Hundred Ninety and 27/100 Dollars ($294,990.27) each. On January 1, 2003, and on each January 1 thereafter for the duration of the Term, (in each instance, an "ESCALATION DATE"), Minimum Rent shall increase by the product of the Minimum Rent for the Lease Year immediately preceding the Esclation Date, multiplied by two percent (2%); provided, however, if the Commencement Date does not occur on January 1, 2002, "Lease Year" for purposes of the first Lease Year of the Term shall mean the period from the Commencement Date through December 31, 2002.



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                  3.2. Additional Charges. In addition to Minimum Rent, (1)
Lessee, subject to its rights under ARTICLE XII, will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, including but not limited to those set forth in ARTICLES IX and XIII, below, and (2) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (1) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "ADDITIONAL CHARGES)", and Lessor shall have all legal equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Additional Charges. If any elements of Additional Charges are not be paid within five (5) Business Days after due (after taking into account applicable time periods during which Lessee may contest the Additional Charges under ARTICLE XII), Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) in the amount of five percent (5%) of the amount of the unpaid Additional Charges. To the extent that Lessee pays any Additional Charges directly to Lessor (as opposed to the applicable third party payee) pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

                  3.3. Net Lease. Notwithstanding any provisions in this Lease to the contrary, Minimum Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Minimum Rent throughout the Term, all as more fully set forth in ARTICLES IV, IX AND XIII, and other provisions of this Lease.

                  3.4. Non-Allocable Minimum Rent. Notwithstanding any language contained in this Lease to the contrary, the parties agree and acknowledge that the amount set forth as Minimum Rent is calculated on the basis of leasing of all sixteen (16) Facilities together as a single, inseparable group and is non-allocable among the sixteen (16) Facilities. Further notwithstanding any language contained in this Lease to the contrary, the parties further agree and acknowledge that it would be impossible to allocate to any one or more of the Facilities a divisible portion of the Minimum Rent. Further notwithstanding any language contained in this Lease to the contrary, Lessee agrees and acknowledges that the leasing of the sixteen (16) Facilities as an inseparable whole was accepted by Lessor as a special and essential inducement to enter into this transaction, and but for Lessee's agreement to lease all sixteen (16) Facilities as an inseparable whole, Lessor would not have entered into this Lease.

                  3.5 Late Charge. LESSEE HEREBY ACKNOWLEDGES THAT LATE PAYMENT BY LESSEE TO LESSOR OF RENT (INCLUDING WITHOUT LIMITATION MINIMUM RENT) WILL CAUSE LESSOR TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF WHICH WILL BE EXTREMELY DIFFICULT TO ASCERTAIN. SUCH COSTS INCLUDE, BUT ARE NOT LIMITED TO, PROCESSING AND ACCOUNTING CHARGES. ACCORDINGLY, IF ANY INSTALLMENT OF RENT SHALL NOT BE RECEIVED BY LESSOR WITHIN FIVE (5) BUSINESS DAYS AFTER SUCH AMOUNT SHALL BE DUE, THEN WITHOUT ANY REQUIREMENT FOR NOTICE TO LESSEE, LESSEE SHALL PAY TO LESSOR A LATE CHARGE EQUAL TO FIVE PERCENT (5%) OF SUCH OVERDUE AMOUNT. THE PARTIES HEREBY AGREE THAT SUCH LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE



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COSTS LESSOR WILL INCUR BY REASON OF LATE PAYMENT BY LESSEE. ACCEPTANCE OF SUCH
LATE CHARGE BY LESSOR SHALL IN NO EVENT CONSTITUTE A WAIVER OF LESSEE'S DEFAULT OR BREACH WITH RESPECT TOANY UNPAID OVERDUE AMOUNTS, NOR PREVENT LESSOR FROM EXERCISING ANY OF THE OTHER RIGHTS AND REMEDIES GRANTED UNDER THIS LEASE, AT LAW OR IN EQUITY. NOTWITHSTANDING THE FOREGOING, HOWEVER, THE ABOVE-REFERENCED LATE CHARGE SHALL NOT BE IMPOSED ON ADDITIONAL PAYMENTS SO LONG AS LESSEE IS CONTESTING SUCH ADDITIONAL PAYMENTS IN ACCORDANCE WITH ARTICLE XII BELOW.


INITIAL: LESSOR                                      LESSEE
                -----------------                           -----------------

                                   ARTICLE IV

                  4.1. Payment of Impositions. Subject to ARTICLE XII relating to permitted contests, during the Term Lessee will pay, or cause to be paid, all Impositions, before any fine, penalty, interest or cost may be added for non-payment. Lessee, at its expense, shall, to the extent required or permitted by Legal Requirements, prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Any refund due from any taxing authority in respect of any Imposition shall be paid over to or retained by Lessee provided no Event of Default then exists, but if an Event of Default has occurred and is continuing, such refund shall be paid over to Lessor, and Lessee hereby authorizes Lessor to accept any such refunds directly, and hereby authorizes any such taxing authority to pay such amounts directly to Lessor upon receipt of written instructions to do so together with a statement by Lessor that an Event of Default has occurred and is continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in ARTICLE XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file personal property tax returns in such jurisdictions where required. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expenses as aforesaid, shall reasonably cooperate with Lessee in such protest, appeal, or other action, provided that Lessee may not withhold payments pending such challenges except under the conditions set forth in
ARTICLE XII. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.



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                  4.2. Notice of Impositions. Upon its receipt of same, Lessor shall give prompt Notice to Lessee for all Impositions payable by Lessee hereunder of which Lessor obtains actual knowledge, but Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions.

                  4.3. Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal periods during which the Term commences and terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such commencement or termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

                  4.4. Utility Charges. Lessee will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property and all operating expenses of the Leased Property of every kind and nature during the Term.

                  4.5. Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained pursuant to
ARTICLE XIII during the Term.

                                   ARTICLE V

                  5.1. No Termination, Abatement, etc. Lessee shall not be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reasons of (a) any damage to, or destruction of, any Leased property or any portion thereof; (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties; (d) any bankruptcy, insolvency reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceedings affecting Lessor or any assignee or transferee of Lessor; or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent payable under this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent due under this Lease shall continue to be payable in all events, irrespective of Lessor's performance or non-performance under this Lease, unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease.

                                   ARTICLE VI

                  6.1. Ownership of the Leased Property. Lessee acknowledges and agrees that the Leased Property is the property of Lessor and that Lessee has only the right to the exclusive possession and use of the Leased Property upon the terms and conditions of this Lease. Lessee acknowledges and agrees that this Lease does not grant an option or any other type of right to purchase the Leased Property from Lessor and that any such purchase by Lessee must be separately negotiated and documented.

                  6.2. Lessee's Personal Property. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property, and Lessee may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Lessee shall provide and maintain during the Term all such Lessee's Personal Property as shall be necessary in order to operate each Facility in compliance with all licensure Legal Requirements and Insurance Requirements. All of Lessee's Personal Property not removed by Lessee within thirty (30) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be used, appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee and without any payment to Lessee and without any obligation to account therefor. Lessee shall, at its expense, restore the Leased Property to the condition required by SECTION 9.1, including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

                                  ARTICLE VII

                  7.1. Condition of Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease. Lessee accepts that the Leased Property AS-IS. To the extent permitted by law, Lessor hereby assigns to Lessee, all of Lessor's rights to proceed against any predecessor in title (but not against Lessor) for breaches of warranties or representations, or for latent defects in the Leased Property. Lessor shall reasonably cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense; provided, however, that all compensatory damages shall be used by Lessee for repair or replacement of the items for which compensation was granted. LESSOR MAKES NO WARRANTY OR REPRESENTATIONS, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. WITHOUT LIMITING THE FOREGOING, IT SHALL BE LESSEE'S RESPONSIBILITY TO DETERMINE THE AMOUNT OF REIMBURSEMENT AND OTHER PAYMENTS THAT IT IS ENTITLED TO RECEIVE FROM THE FEDERAL, STATE OR LOCAL GOVERNMENTS AND LESSEE'S OBLIGATIONS UNDER THIS LEASE SHALL NOT BE MODIFIED, CHANGED OR OTHERWISE BE REDUCED IN THE EVENT THAT LESSEE HAS INCORRECTLY ANALYZED THE AMOUNTS TO BE PAID TO LESSEE BY ANY GOVERNMENT OR AGENCY THEREOF.

                  7.2. Use of the Leased Property.

                           7.2.1 Lessee covenants that it will proceed with due
                  diligence and will exercise commercially reasonable efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and each Facility in accordance with Legal Requirements.

                           7.2.2 During the Term, Lessee shall use or cause to
                  be used the Facilities as assisted living or residential care facilities, and for such other uses as may be necessary or incidental to such use (the particular such use to which the Leased Property is put is herein referred to as the "PRIMARY INTENDED USE"). Lessee shall not use the Leased Property or any portion thereof for any use other than the Primary Intended Use without the prior written consent of Lessor, which consent may be withheld in Lessor's sole and absolute discretion. No use shall be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by Insurance Requirements or Legal Requirements. Lessee shall, at its sole cost, comply with all Insurance Requirements and Legal Requirements.

                           7.2.3 Lessee covenants and agrees that, subject to
                  closures resulting from fire or other casualty, condemnation or Unavoidable Delays that may occur, during the Term it will operate continuously the Leased Property in accordance with its Primary Intended Use.

                           7.2.4 Lessee shall not commit or suffer to be
                  committed any waste on the Leased Property, or in any Facility, nor shall Lessor cause or permit any nuisance thereon. Lessor acknowledges that Lessee's operation of the Facilities in accordance with the Primary Intended Use will not constitute waste or nuisance.

                           7.2.5 Lessee shall neither suffer nor permit the
                  Leased Property or any portion thereof, including Lessee's Personal Property, to be used in such a manner as it might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

                  7.3. Preservation of Gross Revenues. Lessee acknowledges that a fair return to Lessor on its investment in the Leased property is dependent, in part, on the concentration on the Leased Property during the Term of the assisted living business of Lessee and its Affiliates in the geographical area of the Leased Property. Lessee further acknowledges that diversion of residents and/or patients, as applicable, from any Facility to other facilities or institutions owned, operated or managed, whether directly or indirectly, by Lessee or its Affiliates will have a material adverse impact on the value and utility of the Leased Property. Accordingly, Lessor and Lessee agree as follows:

                           7.3.1 During the Term and for a period of two (2)
                  years thereafter, neither Lessee nor any of its Affiliates, directly or indirectly, shall operate, own, manage or have any interest in or otherwise participate in or receive revenues from any other facility or institution providing services or similar goods to those provided in connection with any of the Facilities and the Primary Intended Use, within a four (4) mile radius outward from the outside boundary of each respective Facility. All distances shall be measured on a straight line rather than on a driving distance basis. In the event that any portion of such other facility or institution is located within such restricted area the entire facility or institution shall be deemed located within such restricted area.

                           7.3.2 For a period of two (2) years following the
                  Term, neither Lessee nor any of its Affiliates shall, without the prior written consent of Lessor, which consent may be given or withheld in Lessor's sole discretion, actively solicit the hiring, engagement or other employment of any management or supervisory personnel then working on or in connection with the Leased Property; provided however that the provisions of this SECTION 7.3.2 shall not apply to management or supervisory personnel, including without limitation officers of Lessee, who do not have their primary place of employment at the Leased Property.

                           7.3.3 During the Term and for a period of two (2)
                  years thereafter, Lessee shall not recommend or solicit the removal or transfer of any resident or patient from the Leased Property to any other facility or institution; provided however that the provisions of this SECTION 7.3.3 shall not apply to removals or transfers required for medically appropriate reasons, or required during the period of reconstruction or restoration, if any, permitted after any casualty event pursuant to ARTICLE XIV below or after any Condemnation pursuant to ARTICLE XV below.

                                  ARTICLE VIII

                  8.1. Compliance with Legal and Insurance Requirements, Instruments, etc. Subject to ARTICLE XII relating to permitted contests, Lessee, at its expense, will, during the Term, (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith requires structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for any use of the Leased Property and/or Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

                  8.2. Legal Requirements Covenants. Lessee shall acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property for the Primary Intended Use. Lessee further covenants and agrees to perform all maintenance and alterations necessary to operate the Leased premises in accordance with all Legal Requirements and Insurance Requirements. Lessee, may, however, upon prior written notice to Lessor, contest the legality or applicability of any such law, ordinance, rule or regulation, or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessee's rights hereunder, and at Lessee's sole cost and expense. If by the terms of any such law, ordinance, rule or regulation, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any fine, charge or liability of any kind against the Leased Property or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security satisfactory to Lessor (in its sole and absolute discretion) against any loss or injury by reason of such contest or delay, and (b) prosecutes the contest with due diligence and in good faith.

                                   ARTICLE IX

                  9.1. Maintenance and Repair.

                           9.1.1 Lessee, at its sole expense, will, during the
                  Term, keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto and which are under Lessee's control (and Lessee's Personal Property) in good order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to or during the Term, provided, however, that Lessee shall be permitted to prosecute claims against Lessee's predecessors (but not Lessor) in title for (i) breach of any representation or warranty, or (ii) any latent defects in the Leased Property. All repairs shall be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                           9.1.2 Lessor shall not under any circumstances be
                  required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen/unforeseen, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility (or similar notices) under any mechanics' lien laws now or hereafter existing.

                           9.1.3 Nothing contained in this Lease and no action
                  or inaction by Lessor shall be construed as constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility (or similar notices) under any mechanics' lien laws now or hereafter existing.

                           9.1.4 Notwithstanding the provisions of SECTION 9.1.3
                  above, Lessee shall, without the prior consent of Lessee, be entitled to construct, alter, add, repair or demolish portions of the Leased Property, provided that the construction, alteration, addition, repair or demolition does not, in any single instance, cost more than $50,000, or exceed $100,000 in the aggregate (per Facility) over any twelve (12) month period, and does not reduce the value of the Leased Property.

                           9.1.5 Lessee will, upon the expiration or prior
                  termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease, and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the Term).

                  9.2. Expenditures to Comply with Law. Without limiting Lessee's obligations as set forth elsewhere in this Lease, during the Term, Lessee will, at its sole cost and expense, make whatever expenditures (including but not limited to capital and non-capital expenditures) that are required to conform the Leased Property to such standards as may from time to time be required by Legal Requirements, or capital improvements required by any governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property for its Primary Intended Use, pursuant to present or future Legal Requirements.

                  9.3. Encroachments, Restrictions. If any of the Leased Improvements shall, at any time during the Term encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its sole cost and expense, (and after Lessor's prior approval) subject to Lessee's right to sue Lessor's predecessor in title (but not Lessor) with respect thereto or contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or the Leased Property or (ii) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable and necessary, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of ARTICLE IX. Lessee's obligations under this SECTION 9.3 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance.

                                   ARTICLE X

                  10.1. Lessee's Obligations for Hazardous Materials. Lessee shall, during the Term, at its sole cost and expense, take all actions as required to cause the Leased Property including, but not limited to, the Land and all Leased Improvements, to be free and clear of the presence of all Hazardous Materials (defined below); provided, however, that Lessee shall be entitled to use and maintain de minimus amounts of Hazardous Materials on the Leased Property in connection with Lessee's business and in compliance with all applicable laws. Lessee shall, upon its discovery, belief or suspicion of the presence of Hazardous Materials on, in or under any part of the Leased Property, including, but not limited to, the Land and all Leased Improvements, immediately notify Lessor and, at its sole cost and expense cause any such Hazardous Materials to be removed immediately, in compliance with all applicable laws and in a manner causing the least disruption of or interference with the operation of Lessee's business. Lessee shall fully indemnify, protect, defend and hold harmless Lessor from any costs, damages, claims, liability or loss of any kind or nature arising out of or in any way in connection with the presence, suspected presence, removal or remediation of Hazardous Materials in, on, or about the Leased Property, or any part thereof. Without limiting Lessee's other obligations under this Lease, Lessee agrees, at Lessee's sole cost, to fully comply with all recommendations set forth in any environmental report(s) that may be obtained by or provided to Lessor or Lessee.

                  10.2. Definition of Hazardous Materials. For purposes of this Lease, Hazardous Materials shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, and as hazardous wastes under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6010, et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C.; 2601 et seq., any "toxic pollutant" under the Clean Water Act, 33 U.S.C. Section 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. Section 7401 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., and any hazardous or toxic substances or pollutant regulated under any other Legal Requirements.

                                   ARTICLE XI

         11. Liens. Subject to the provisions of ARTICLE XIII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any part of the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) restrictions, liens and other encumbrances which are consented to in writing by Lessor, (c) liens for those taxes of Lessor which Lessee is not required to pay hereunder, (d) subleases permitted by ARTICLE XXII, (e) liens for Impositions or for sums resulting from noncompliance with any Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by
ARTICLE XII, or (f) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that any such liens are in the process of being contested as permitted by ARTICLE XII.

                                  ARTICLE XII

         12. Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition or any Legal Requirement or Insurance Requirement or any attachment, levy, encumbrance, charge or claim ("CLAIMS") not otherwise permitted by ARTICLE XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way as relieving, modifying or extending Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Lease provided), on condition, however, that such legal proceedings cannot result in the sale of the Leased Property, or any part thereof, to satisfy the same or cause Lessor or Lessee to be in default under any mortgage or deed of trust encumbering any portion of the Leased Property or any interest therein. Upon the reasonable request of Lessor, Lessee shall provide to Lessor security satisfactory to Lessor (in Lessor's sole and absolute discretion) to assure the payment of all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon. Lessor agrees to join in any such proceedings (at Lessee's sole cost and expense) if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee shall indemnify and save harmless Lessor from any such costs or expenses, including reasonable attorneys' fees and costs incurred by Lessor. In the event that Lessee fails to pay any Claims when due or, upon Lessor's request, to provide the security therefor as provided in this ARTICLE XII and to diligently prosecute any contest of the same, Lessor may, upon thirty
(30) days advance written Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable to Lessee to Lessor at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or impair the value of the Leased Property or in any way cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed.

                                  ARTICLE XIII

                  13.1. General Insurance Requirements. Subject to the provisions of SECTION 13.8, during the Term, Lessee shall at all times keep the Leased Property, and all property located in or on the Leased Property, including Lessee's Personal Property, insured with the kinds and amounts of insurance described below and any additional insurance reasonably required by Lessor to protect its interest in the Leased Property. This insurance shall be written by companies authorized to do insurance business in the States in which the Leased Property is located. The policies must name Lessor as an additional insured. Losses shall be payable to Lessor or Lessee as provided in ARTICLE XIV. In addition, upon Lessor's written request, the policies shall name as an additional insured the holder ("FACILITY MORTGAGEE") of any mortgage, deed of trust or other security agreement and any other Encumbrance placed on the Leased Property in accordance with the provisions of
ARTICLE XXXII by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each Facility Mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any Facility Mortgagee. If any provision of any Facility Mortgage requires deposits of premiums for insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to each Facility Mortgagee, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall insure against the following risks:

                           13.1.1 Loss or damage by fire, vandalism and
                  malicious mischief, extended coverage perils commonly known as "All Risk," specifically including wind, rain, earthquake, sinkhole, mine subsistence, and all physical loss perils normally included in such all Risk insurance, including but not limited to sprinkler leakage and any such additional coverage reasonably requested by Lessor, in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as defined below in SECTION 13.2);

                           13.1.2 Loss or damage by explosion of steam boilers,
                  pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such amounts with respect to any one accident as may be reasonably requested by Lessor from time to time;

                           13.1.3 Loss of rental under a rental value insurance
                  policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any of the hazards described in SECTION 13.1.1 or 13.1.2, or otherwise as specified in this Lease, in an amount sufficient to prevent Lessor from becoming a co-insurer;

                           13.1.4 Claims for personal injury under a policy of
                  comprehensive general public (and professional) liability insurance with amounts, per Facility, of not less than One Million Dollars ($1,000,000.00) per occurrence, and Three Million Dollars ($3,000,000.00) in the aggregate;

                           13.1.5 Claims arising out of malpractice or other
                  professional actions or omissions under a policy of professional liability insurance with amounts not less than One Million Dollars ($1,000,000.00) per occurrence, and with an annual aggregate of Three Million Dollars ($3,000,000.00);

                           13.1.6 Flood (when the Leased Property is located in
                  whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area and is available from insurance companies authorized to do business in the respective states in which each of the respective Facilities is located at rates which are economically practicable in relation to the risks covered;

                           13.1.7 Worker's Compensation and Employer's Liability
                  if required by any governmental authority or Legal Requirement; and

                           13.1.8 Any other kinds of insurance, and in such
                  amounts, as Lessor may reasonably require from time to time to the extent available in the state where the Leased Property is located.

                  13.2. Replacement Cost. The term "full replacement cost" as used herein, shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy in the State where such policy has been issued. In the event either party believes that full replacement cost (the then replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost redetermined.

                  13.3. Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by Lessor or any Facility Mortgagee and shall further at all times maintain, to the extent required by applicable law, worker's compensation insurance coverage (including self-insurance) for all persons employed by Lessee (or its agent or operator) on the Leased Property.

                  13.4. Waiver of Subrogation. All insurance policies carried by either party covering any part of the Leased Property, the Fixtures, the Facilities, or Lessee's Personal Property including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

                  13.5. Form Satisfactory, etc. All of the policies of insurance referred to in this ARTICLE XIII shall be written in a form reasonably satisfactory to Lessor and by insurance companies reasonably satisfactory to Lessor (and, as applicable, any Facility Mortgagee). Subject to the foregoing, Lessor agrees that it will not unreasonably withhold or delay its approval as to the form of the policies of insurance or as to the insurance companies selected by Lessee. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable by Lessee to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of SECTION
16.1. Each insurer mentioned in this ARTICLE XIII shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor (and to any Facility Mortgagee, if required by the same) thirty (30) days' written notice before the policy or policies in questions shall be altered, allowed to expire or canceled.

                  13.6. Increase in Limits. In the event that a Facility Mortgagee shall at any time reasonably determine the limits of the personal injury or property damage, or public liability insurance then carried to be insufficient, Lessee shall thereafter carry the insurance with increased limits until further changed pursuant to the provisions of this Section.

                  13.7. Blanket Policy. Notwithstanding anything to the contrary contained in this ARTICLE XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee; provided, however, that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
ARTICLE XIII shall be met in any such blanket policy.

                  13.8. No Separate Insurance. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished or which may reasonably be required to be furnished, by Lessee or increase the amount of any then existing insurance by securing any additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under the Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amount of the then existing insurance.

                  13.9. Continuous Coverage. Lessee shall assure that there is no gap in the insurance coverage provided in connection with any Facility at or after the Commencement Date and, therefore, the insurance provided by Lessee shall be continuous, with the types and amounts of coverage, described herein to be applicable on the Commencement Date. To the extent there is not full, complete and continuous coverage for all issues, no matter when arising, claimed or occurring, Lessee shall, at its sole cost, obtain such insurance.

                                  ARTICLE XIV

                  14.1. Insurance Proceeds. All proceeds payable by reason of any loss of or damage to the Leased Property, or any portion thereof, which is insured under any policy of insurance required by ARTICLE XIII of the Lease shall be paid to Lessee and applied to the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof. The proceeds shall be used for the reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof.

The funds shall be disbursed based upon work performed. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall go to Lessee. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Lessee's Personal Property shall belong to Lessee.

                  14.2. Reconstruction in the Event Damage of Destruction Covered by Insurance Proceeds.

                           14.2.1 If during the Term, the Leased Property is
                  totally or partially destroyed by a risk covered by the insurance described in ARTICLE XIII and whether or not any Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Leased Property to substantially the same condition as existed immediately before the damage or destruction. Lessee shall be entitled to the insurance proceeds for the purpose of such repair and restoration.

                           14.2.2 If the cost of the repair or restoration
                  exceeds the amount of proceeds received by Lessee or Lessor from the insurance required under ARTICLE XIII as provided in
                  SECTION 14.1, above, Lessee shall be obligated, prior to commencing the repair and restoration, to contribute any excess amount needed to restore the Leased Property or to provide Lessor with satisfactory evidence that such funds are, and throughout the entire period of reconstruction will be, available. If Lessee contributes such excess in cash, such excess shall be paid by Lessee to Lessor to be held in trust, together with any insurance proceeds, for application to the cost of repair and restoration.

                  14.3. Reconstruction in the Event of Damage of Destruction Not Covered by Insurance. If during the Term, the Leased Property is damaged or destroyed irrespective of the extent of the damage from a risk not covered by the insurance described in ARTICLE XIII, whether or not such damage renders any portion of the Leased Property Unsuitable for Its Primary Intended Use, Lessee shall restore the damaged Leased Property to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease nor result in any reduction in Rent (including without limitation Minimum Rent).

                  14.4. Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee, and Lessee shall hold such insurance proceeds in trust to pay the cost of repairing or replacing damaged Lessee's Personal Property.

                  14.5. Restoration of Lessee's Property. Without limiting Lessee's obligation to restore the Leased Property as provided in SECTIONS 14.2 and 14.3, Lessee shall also restore all alterations and improvements made by Lessee, including Lessee's Personal Property but only to the extent that Lessee's Personal Property is necessary to the operation of the Leased Property for its Primary Intended Use in accordance with applicable Legal Requirements.

                  14.6. No Abatement of Rent. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall not be abated during the pendency of repair or restoration.

                                   ARTICLE XV

         15. Condemnation.

                  15.1. Definitions.

                           15.1.1 "CONDEMNATION" means (a) the exercise of any
                  governmental power, whether by legal proceedings or otherwise, by a Condemnor, (b) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

                           15.1.2 "DATE OF TAKING" means the date the Condemnor
                  has the right to possession of the property being condemned.

                           15.1.3 "AWARD" means all compensation, sums or
                  anything of value awarded, paid or received on a total or partial Condemnation.

                           15.1.4 "CONDEMNOR" means any public or quasi-public
                  authority, or private corporation or individual, having the power of Condemnation.

                  15.2. Parties' Rights and Obligations. If during the Term there is any taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this ARTICLE XV.

                  15.3. Total Condemnation. If title to the fee of the whole of the Leased Property shall be taken or condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Condemnation by said Condemnor. Upon the termination of the Lease following a total Condemnation, all Rent (including, without limitation, Minimum Rent, Additional Rent and Additional Charges) paid or payable by Lessee hereunder shall be apportioned as of the date of termination.

                  15.4. Allocation of Portion of Award. Any Award made with respect to all or any portion of the Leased Property or for loss of rent, or for loss of business, whether or not beyond the Term of this Lease, or for the loss of value of the leasehold (including the bonus value of the Lease) shall be solely the property of and payable to Lessor. Lessee shall be entitled to make a separate claim for any of the following: (i) the taking of Lessee's Personal Property (as long as such claim will not diminish Lessor's Award), (ii) the removal or relocation expenses of Lessee (as long as such claim will not diminish Lessor's Award), or (iii) any other loss (including, without limitation, the value of Lessee's leasehold interest) that can be awarded to Lessee separately from Lessor's claim provided any such separate claims will not in any respect whatsoever diminish or threaten to diminish the total amounts to be awarded to Lessor as set forth above or otherwise for Lessee's full fee simple interest in the Leased Property. In any Condemnation proceedings, each of the Lessor and Lessee shall each seek its own claim in conformity herewith, at its own expense. Lessor's obligation to contribute part of its Award for restoration is set forth in SECTION 15.5, below.

                  15.5. Partial Taking. If title to the fee of less than the whole of the Leased Property shall be so taken or condemned, this Lease shall continue in full force and effect, there shall be no reduction in Rent (including, without limitation, Minimum Rent, Additional Rent and Additional Charges).

                  15.6. Temporary Taking. Lessee agrees that if, at any time after the date hereof, the whole or any part of the Leased Property or of Lessee's interest under this Lease, shall be Condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of Rent (including Minimum Rent, Additional Charges and Additional Rent). Except only to the extent that Lessee may be prevented from doing so pursuant to the terms of the order of the Condemnor, Lessee shall also continue to perform and observe all of the other terms, covenants, conditions and obligations hereof, on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any such Condemnation as in this SECTION 15.6 described, the entire amount of any such Award made for such temporary use, whether paid by way of damages, rent or otherwise, shall be paid to Lessee, Lessee covenants that upon the termination of any such period of temporary use of occupancy as set forth in this SECTION 15.6, it will, at its sole cost and expense, restore the Leased Property as nearly as may be reasonably possible, to the condition in which the same was immediately prior to the Condemnation.

                                  ARTICLE XVI

                  16.1. Events of Default. Any one or more of the following events shall be an "EVENT OF DEFAULT":

                           (a) if Lessee fails to make payment of the Rent payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee within a period of five (5) Business Days after notice thereof from Lessor; or

                           (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within ninety days of receipt of Lessor's Notice. No Event of Default shall be deemed to exist under this clause (b) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee shall remedy such default without further delay; or

                           (c) if Lessee does any of the following: (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy or a petition to take advantage of any federal or state insolvency law; (iii) make a general assignment for the benefit of its creditors;
                                    (iv) consent to the appointment of a
                                    receiver of itself or of the whole or any substantial part of its property; or (v) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

                           (d) if Lessee, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or an order for relief thereunder is entered against it or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver for Lessee or of the whole or substantially all of its property, or approving a petition filed against Lessee seeking reorganization or arrangement of Lessee under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

                           (e) if Lessee shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee into, or a sale of substantially all of Lessee's assets to, another corporation, provided any such actions shall also constitute an Event of Default unless:
                                    (i) the survivor of such merger or the
                                    purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor, stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditor's rights exceptions); and (ii) immediately after giving effect to any such merger, consolidation or sale, Lessee or the other corporation (if not Lessee) surviving the same shall have a Consolidated Net Worth of not less than seventy five percent (75%) the Consolidated Net Worth of Lessee immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate and delivered to Lessor within a reasonable period of time after such merger, consolidation or sale; or

                           (f) if the estate or interest of Lessee in the Leased Property or any part thereof be levied upon or attached in a proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after Notice thereof from Lessor, (unless Lessee shall be contesting such lien or attachment in good faith in accordance with
                                    ARTICLE XII hereof); or

                           (g)      if, except as a result of damage,
                                    destruction or a partial or total
                                    Condemnation, or Unavoidable delay, Lessee voluntarily ceases operation of the Leased Property for a period in excess of twenty four (24) hours; provided that Lessee may cease operations for more than twenty four
                                    (24) hours (i) if Lessee obtains Lessor's prior written approval (except in the case of an emergency where prior notice is not possible, and in such event, Lessee shall provide notice to Lessor as soon as reasonably practicable), and (ii) so long as such cessation of operations does not impair or threaten the status of effectiveness of the operating license or other certification for operating the Leased Property in accordance with its Primary Intended use; or

                           (h) if any of Lessee's representations or warranties set forth in this Lease proves to be untrue when made in any material respect; or

                           (i) if Lessee (or any of its Affiliates) commits an Event of Default under any other leases to which Lessee, and/or any Affiliate of Lessee, and/or any Controlling Entity of Lessee, and/or any of their respective (and permitted) heirs, successors and assigns is a party, and as to which Lessor and/or any Affiliate of Lessor, and/or any Controlling Entity of Lessor, and/or any of their respective (and permitted) heirs, successors and assigns is also a party. Without limiting the foregoing, an Event of Default hereunder shall constitute an Event of Default under any and all other such leases. The foregoing shall not, however, apply with respect to those five (5) leases between LTC and ALC relating to the five (5) assisted living facilities located at the following addresses: 1108 W. 5th Avenue, Kennewick, WA, 2001 W. 5th Street, Grandview, WA, 1018 Whitman Street, Walla Walla, WA, 2647 NW Kent Street, Camas, WA, and 2610 SE 164th Avenue, Vancouver, WA; or

                           (j) if Lessee fails to maintain in effect an operator's license required to operate any Facility, or if Lessee otherwise ceases to maintain in effect any license, permit, certificate or approval necessary or otherwise required to operate any Facility in accordance with its Primary Intended Use.

         Upon the occurrence of an Event of Default, in addition to all of Lessor's other remedies, Lessor may terminate this Lease by giving Lessee not less than ten (10) Business Days' Notice of such termination and upon the expiration of the time fixed in such Notice, the Term shall terminate and all rights of Lessee under this Lease shall cease.

         In the event litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith. Lessor's fees, costs and expenses, including those related to any insolvency proceedings filed by Lessee, shall constitute Additional Charges hereunder.

                  16.2. Certain Remedies. In addition to all of its rights under this Lease, Lessor shall have all remedies and rights provided in law and equity as a result of an Event of Default. Without limiting the foregoing, if an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in SECTION
16.1 above) whether or not this Lease has been terminated pursuant to SECTION 16.1, Lessee shall, to the extent permitted by law, if required by Lessor so to do, immediately surrender to Lessor the Leased Property pursuant to the provisions of SECTION 16.1 and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property subject to rights of any residents or patients and to Legal Requirements.

                  16.3. Damages. Neither (a) the termination of this Lease pursuant to SECTION 16.1, (b) the repossession of the Leased Property, nor (c) the failure of Lessor, notwithstanding reasonable good faith efforts, to relet the Leased Property, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable through and including the date of such termination.

         Lessor shall not be deemed to have terminated this Lease unless Lessor delivers Notice to Lessee of such election. If Lessee voluntarily elects to terminate this Lease, then in addition to all remedies available to Lessor, Lessor may recover the sum of: (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including reasonable attorney fees, court costs and reasonable out-of-pocket expenses in the enforcement of Lessor's rights hereunder.

         The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above is computed by allowing interest at the maximum legal rate of interest permitted in accordance with the laws of the State of California. The worth at the time of award of the amount referred to in subparagraph (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         Without limiting Lessor's other remedies provided herein and provided by law, Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover Rent as it becomes due, provided that, in such event, Lessee has the right to sublet or assign subject only to reasonable conditions imposed by Lessor. Accordingly, without termination of Lessee's right to possession of the Leased Property, Lessor may demand and recover each installment of Rent and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the maximum interest rate permitted in accordance with the laws of the State of California, from the date when due until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease.

                  16.4. Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may determine or as may be prescribed by the laws of the State of California.

                  16.5. Executory Contract. Should Lessee file any proceeding under federal bankruptcy or other comparable federal or state insolvency laws, it shall, in addition to any other requirement under 11 U.S.C., Section 365 or other applicable provisions, be required to cure any and all obligations hereunder prior to being allowed to assume this Lease.

                                  ARTICLE XVII

         17. Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in SECTION 16.1, Lessor, after thirty (30) days Notice to and demand upon Lessee, and without waiving or releasing any obligation of Lessee or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such written Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Lessee. In exercising any remedy under this ARTICLE XVII, Lessor shall use its good faith efforts not to violate any rights of residents of the applicable Facility. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case) so incurred, together with a late charge thereon (to the extent permitted by law) at the rate set forth in SECTION 3.5 above from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessee contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

         18. Change of Control. If at any time during the term of this Lease there shall be a Change of Control (as defined below) with respect to Lessee or any corporation or other entity directly or indirectly controlling Lessee, whether by operation of law or otherwise (a "CONTROLLING ENTITY"), then Lessee shall provide Lessor with prior written notice of any such Change of Control (the "CHANGE OF CONTROL NOTICE"), which Change of Control Notice shall describe
(a) the manner in which the Change of Control shall occur, (b) the parties to the transaction(s) resulting in the Change of Control and (c) the effective date of the Change of Control. However, if applicable securities laws would prohibit Lessee from providing Lessor with prior written notice of a Change of Control, the Change of Control Notice shall be given as soon after securities laws would allow disclosure of the Change of Control. Within sixty (60) days after Lessor's receipt of a Change of Control Notice, or if a Change of Control Notice is not given by Lessee, then at any time after Lessor becomes aware of a Change of Control, Lessor, at Lessor's sole option (but subject to the provisions of SECTION 18.1, below), shall have the right (but not the obligation) to declare an Event of Default under this Lease and exercise Lessor's rights and remedies under this Lease in connection with said Event of Default. Notwithstanding the foregoing and anything to the contrary contained in this Lease, if Lessor elects not to declare an Event of Default under this Lease upon a Change of Control, then this Lease shall remain in full force and effect, and Lessee shall remain fully obligated to Lessor to pay Rent and other charges from time to time due and to perform all other obligations to be performed by Lessee under this Lease. For purposes of this Lease, a Change of Control shall be deemed to occur if:

         (i) any Person (defined below) is or becomes the Beneficial Owner (defined below), directly or indirectly, of securities (or other equity interests) of Lessee and/or its Controlling Entity representing thirty percent (30%) or more of the combined voting power of the then outstanding securities (or equity interests) of Lessee and/or its Controlling Entity; or

         (ii) the stockholders (or holders of equity interests) of Lessee or its Controlling Entity approve a merger or consolidation of Lessee or its Controlling Entity (as applicable) with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities (or other equity interests) of Lessee or its Controlling Entity (as applicable) which are outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities (or other voting equity interests) of the surviving entity) more than sixty-nine and nine-tenths percent (69.90%) of the combined voting power of the voting securities (or other voting equity interests) of Lessee or its Controlling Entity or such surviving entity immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Lessee or its Controlling Entity (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of the then outstanding securities (or other voting equity interests) of Lessee or its Controlling Entity shall not constitute a Change in Control; or

         (iii) the stockholders (or holders of voting equity interests) of Lessee or its Controlling Entity approve a plan of complete liquidation of Lessee or its Controlling Entity (as applicable) or an agreement for the sale or disposition by Lessee or its Controlling Entity of all or substantially all of the assets of Lessee or its Controlling Entity; or

         (iv) the creation or issuance of new stock (or other voting equity interests) in one or a series of transactions by which an aggregate of more than thirty percent (30%) of the stock (or other voting equity interests) of Lessee or its Controlling Entity shall be vested in a party or parties who are not now stockholders (or holders of equity interests) of Lessee or its Controlling Entity.

         For purposes of this SECTION 18, the term "Person" shall have the meaning ascribed thereto in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), and the term "Beneficial Owner" shall have the meaning ascribed thereto in Rule 13d-3 of the Exchange Act.

         18.1 Notwithstanding anything set forth above in SECTION 18, if, following a "Change of Control," the surviving entity has a Net Worth (defined below) equal to or greater than Seventy-Five Million Dollars ($75,000,000.00), Lessor shall not have the right to declare an Event of Default based on such a Change of Control. (However, Lessee shall still be required to give Lessor the Change of Control Notice provided in this SECTION 18, above.) The term "NET WORTH" as used in this SECTION 18.1 shall mean an amount equal to the shareholders' equity determined in accordance with generally accepted accounting principles ("GAAP") minus total intangible assets. As used herein, total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and experimental and development expenses).

                                  ARTICLE XIX

         19. Holding Over. If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Lessee shall pay as rental each month, the aggregate of (i) 150% multiplied by the Minimum Rent payable with respect to the last month of the Term, (ii) all Additional Charges accruing during such month and (iii) all other sums payable by Lessee pursuant to the provisions of this Lease. During such period of month-to-month tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XX

         20. Risk of Loss. During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor) is assumed by Lessee, and, in the absence of willful misconduct by Lessor, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement or offset of Rent, or any right to terminate this Lease. Without limiting the foregoing, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Leased Property, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Leased Property, or any part thereof, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not, unless such damage or injury is a result of the gross negligence or willful misconduct of Lessor. Lessor shall not be liable for any damages arising from any act or omission of Lessee, or any other party named above.

                                   ARTICLE XXI

         21. Indemnification. Notwithstanding the existence of any insurance provided for in ARTICLE XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, awards, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (b) any occupancy, use, misuse, non-use, condition, including any environmental conditions caused by Lessee, maintenance or repair by Lessee of the Leased Property, (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Lessee to in any way perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property (to the extent permitted) to be performed by the Lessee thereunder. Any amounts which become payable by Lessee under this Section shall be paid within ten (10) Business Days of receipt by Lessee of Lessor's written demand for such sums, and if not timely paid, shall bear a late charge (to the extent permitted by law), at the rate set forth in
SECTION 3.5 above, from the date of such determination to the date of payment. Lessee, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor, or may compromise or otherwise dispose of the same as Lessee sees fit, all at Lessee's sole cost and expense. Nothing herein shall be construed as indemnifying Lessor against its own gross negligence or willful misconduct or against the acts or omissions of any subsequent lessee of the Leased Property in the event of the termination by Lessor of Lessee's right to possession of the Leased Property without termination of the Lease. Lessee's liability for a breach of the provisions of this Article arising during the Term hereof shall survive any termination of this Lease.

                                  ARTICLE XXII

         22. Subletting and Assignment. Subject to the permitted exceptions set forth in SECTION 22.3 below, Lessee may not assign, sublease or sublet, encumber, appropriate, pledge or otherwise transfer, the Lease or the leasehold or other interest in the Leased Property without Lessor's consent, which may be withheld in Lessor's sole and absolute discretion. Upon Lessor's consent (and, in such cases where Lessor's consent is not required pursuant to SECTION 22.3 below), (a) in the case of a subletting, the sublessee shall comply with the provisions of SECTION 22.2, (b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in a form and substance satisfactory to Lessor, shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. Nothing hereunder shall preclude Lessor from selling the Leased Property or assigning or transferring its interest hereunder, provided the new owner or assignee expressly assumes Lessor's obligations under this Lease.

                  22.1. Attornment. Lessee shall insert in a sublease permitted under SECTION 22.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, and (c) in the event the sublessee receives a written Notice from Lessor or Lessees assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rents received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                  22.2. Sublease Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis, such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                  22.3. Permitted Acts. Anything contained in this Lease to the contrary notwithstanding, Lessee shall have the right at any time during the Term, without first seeking Lessor's consent, to (i) enter into rental agreements with residents of the Facilities, and execute any documents necessary in connection therewith, and (ii) sublease up to the greater of (a) 2,000 square feet, or (b) ten percent (10%) of the total square footage of any Facility, to any person or entity providing services related or ancillary to the operation of such Facility or in connection with the provision of home health services both within and outside such Facility. Provided, however, but for the fact that Lessor's consent need not be obtained in such situations, all other restrictions and provisions contained in this Article XXII or elsewhere in this Lease shall apply.

                                 ARTICLE XXIII

         23. Compliance with Mortgage. Lessee shall comply with all applicable provisions of any Facility Mortgage, and shall comply with any reasonable request for information (including, without limitation, any financial information that may not be expressly required in this Lease) from any Facility Mortgagee.

                                  ARTICLE XXIV

         24. Lessor's Right to Inspect; Officer's Certificates; Books and
Records.

                  24.1. Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property as well as Lessee's books and records on reasonable notice (twenty-four (24) hours prior notice shall be deemed reasonable) during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee or any Legal Requirements or Insurance Requirements.

                  24.2. Officer's Certificates. At any time from time-to-time upon not less than ten (10) days Notice by Lessor, Lessee will furnish to Lessor a certified written certificate from a duly authorized officer of Lessee certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid and such other information concerning this Lease as may be reasonably requested by Lessor and/or any Facility Mortgagee. Any such certificate furnished, whether pursuant to this
SECTION 24.2 or some other provision in this Lease, may be relied upon by Lessor, any prospective purchaser of the Leased Property and Facility Mortgagee.

                  24.3. Books and Records. In addition to all other obligations to provide financial information contained elsewhere in this Lease, Lessee will furnish the following to Lessor:

                           (a) Lessee shall keep adequate books and records of
                  account with respect to the Leased Property and each Facility in accordance with generally accepted accounting principles ("GAAP"), or in accordance with other methods elected by Lessee from time to time and reasonably acceptable to Lessor (such as the tax basis method of accounting, consistently applied) and Lessee shall furnish to Lessor: (i) quarterly operating statements of each Facility (the "PERIODIC OPERATING STATEMENTS") detailing the revenues received, the expenses incurred and the net operating income for that quarter and containing appropriate year to date information, the Periodic Operating Statements to be provided within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year; and (ii) an annual operating statement of each Facility (the "ANNUAL OPERATING STATEMENT") detailing the total revenues received, total expenses incurred, and total net operating income, the Annual Operating Statement to be provided within ninety (90) days after the close of each fiscal year of the Lessee.

                           (b) In addition to the financial reports specified in
                  the preceding paragraph, with respect to the Leased Property, Lessee also shall deliver occupancy reports listing the number of units, the percentage of occupancy, and the gross revenue from residents (the "OCCUPANCY INFORMATION"), prepared and certified by Lessee to Lessor (and upon request any Facility Mortgagee) as true and correct, such Occupancy Information to be provided on a quarterly basis, within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year.

                           (c) Notwithstanding the foregoing. Lessor shall have
                  the option, which may be exercised by written notice to Lessee, to require Lessee to furnish the Periodic Operating Statements and the Occupancy Information on a monthly basis (within thirty (30) days after the end of each calendar month) for a period of twelve successive calendar months, commencing with the first full calendar month following the date of such notice.

                           (d) To the extent that Lessee, or any Controlling
                  Entity of Lessee, is required by any regulatory agency to file financial statements or reports, within ten (10) calendar days of such filing, Lessee shall deliver to Lessor a copy of any such filing(s) and report(s). To the extent prepared, Lessee shall also provide to Lessor on an annual basis, copies of such financial statements and/or reports and/or filings (whether audited or unaudited, depending on the practice of such entities) prepared by any Controlling Entity.

                           (e) Lessee shall provide to Lessor (i) quarterly
                  operating statements (unaudited) of Lessee, detailing the revenues received, the expenses incurred and the net operating income for that quarter and containing appropriate year to date information, to be provided within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year and within ninety (90) days after the end of the fourth fiscal quarter of each fiscal year; and (ii) an annual operating statement (audited) of Lessee, detailing the total revenues received, total expenses incurred, and total net operating income, to be provided within ninety (90) days after the close of each fiscal year of the Lessee.

                           (f) Without limiting any of the foregoing, within one
                  hundred twenty (120) calendar days following each Calendar Year, Lessee shall deliver to Lessor a certified report, reasonably acceptable to the Lessor and certified by the chief financial officer of the Lessee, setting forth the Gross Revenues for each Facility for the calendar year immediately preceding ("Officer's Certificate").

         Whether or not expressly stated elsewhere above in this SECTION 24.3, all information, reports, filings, etc. provided by Lessee to Lessor under this
SECTION 24.3 shall be (i) prepared in accordance with GAAP, and (ii) accompanied with a written certificate from a duly authorized officer of Lessee certifying that to the best knowledge of the officer executing such certificate, all accompanying information is true and complete. In addition to all of the items expressly identified and required elsewhere in this SECTION 24.3 (or elsewhere in this Lease), Lessee shall promptly comply with any request by Lessor or any Facility Mortgagee for the production of additional financial information (whether relating to Lessee, or a Controlling Entity of Lessee) as may deemed relevant or prudent by Lessor and/or any Facility Mortgagee.

                                  ARTICLE XXV

         25. No Waiver. The waiver by Lessor or Lessee of any term, covenant or condition in this Lease shall not be deemed to be a waiver of any other term, covenant or condition or any subsequent waiver of the same or any other term, covenant or condition contained in this Lease. The subsequent acceptance of Rent hereunder by Lessor or any payment by Lessee shall not be deemed to be a waiver of any preceding default of any term, covenant or condition of this Lease, other than the failure to pay the particular amount so received and accepted, regardless of the knowledge of any preceding default at the time of the receipt or acceptance.

                                  ARTICLE XXVI

         26. Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVII

         27. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                 ARTICLE XXVIII

         28. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or pay interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXIX

         29. Conveyance by Lessor. If Lessor or any successor Lessor of the Leased Property shall convey the Leased Property or assign its interest herein in accordance with the terms hereof other than as security for a debt, provided the new Lessor has agreed in writing for the benefit of Lessee to be bound by all of the terms and conditions hereof, Lessor or such successor Lessor, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new Lessor.

                                  ARTICLE XXX

         30. Quiet Enjoyment. So long as Lessee shall pay all Rent as the same becomes due and shall comply with all of the terms of this Lease and perform its obligations hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all covenants, conditions, restrictions, easements and all other matters affecting title, whether or not of record, the conditions and limitations expressly set forth herein, and any and all matters created by or known to Lessee.

                                  ARTICLE XXXI

         31. Notices. All notices, demands, requests, consents, approvals and other communications ("NOTICE" or "NOTICES") hereunder shall be in writing and served upon the party being served either by (i) personal delivery, (ii) registered or certified mail, return receipt requested and postage prepaid,
(iii) overnight delivery service, or (iv) facsimile transmission addressed to the respective parties, as follows:

                If to Lessor:           LTC Properties, Inc.
                                        300 Esplanade Drive, Suite 1860
                                        Oxnard, California  93030
                                        Attn: Andre C. Dimitriadis
                                        Telephone: (805) 981-8660
                                        Facsimile: (805) 981-8663

                with a copy to:         LTC Properties, Inc.
                                        300 Esplanade Drive, Suite 1860
                                        Oxnard, California  93030
                                        Attn: Legal Department
                                        Telephone: (805) 981-3611
                                        Facsimile: (805) 981-3616

                                        Texas-LTC Limited Partnership
                                        300 Esplanade Drive, Suite 1860
                                        Oxnard, California  93030
                                        Attn: Andre C. Dimitriadis
                                        Telephone: (805) 981-8660
                                        Facsimile: (805) 981-8663

                with a copy to:         Texas-LTC Limited Partnership
                                        300 Esplanade Drive, Suite 1860
                                        Oxnard, California  93030
                                        Attn: Legal Department
                                        Telephone: (805) 981-3611
                                        Facsimile: (805) 981-3616

                If to Lessee:           Assisted Living Concepts, Inc.
                                        11835 NE Glenn Widing Drive, Building E
                                        Portland, Oregon  97220-9057
                                        Attn: General Counsel
                                        Telephone: (503) 408-5299
                                        Facsimile: (503) 255-9948

                with a copy to:         Assisted Living Concepts, Inc.
                                        11835 NE Glenn Widing Drive, Building E
                                        Portland, Oregon  97220-9057
                                        Attn: Chief Executive Officer
                                        Telephone: (503) 408-5299
                                        Facsimile: (503) 255-9948

                                        Carriage House Assisted Living, Inc.
                                        11835 NE Glenn Widing Drive, Building E
                                        Portland, Oregon  97220-9057
                                        Attn: General Counsel
                                        Telephone: (503) 408-5299
                                        Facsimile: (503) 255-9948

                with a copy to:         Carriage House Assisted Living, Inc.
                                        11835 NE Glenn Widing Drive, Building E
                                        Portland, Oregon 97220-9057
                                        Attn: Chief Executive Officer
                                        Telephone: (503) 408-5299
                                        Facsimile: (503) 255-9948

or to such other address or person as either party may hereafter designate by a Notice pursuant to this Section. In all instances, Notice shall be deemed effective upon proof of receipt (in the case of Notice via facsimile, proof of receipt shall be established by electronic confirmation of a successful transmission).

                                 ARTICLE XXXII

                  32.1. Lessor May Grant Liens. Lessor may, subject to the terms and conditions set forth below in this SECTION 32.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien or encumbrance or any other change of title ("ENCUMBRANCE") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Upon the reasonable request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property, on the condition that the proposed mortgagee executes a non-disturbance agreement recognizing this Lease and agreeing, on customary and commercially reasonable terms and conditions, for itself and its successors and assigns, to comply with the provisions of this ARTICLE XXXII. Lessee shall subordinate its interest to any such Encumbrance, provided, however, that such future Encumbrance shall provide that it is subject to the rights of Lessee under this Lease and that it will enter into a nondisturbance agreement or customary and commercially reasonable terms and conditions upon a foreclosure sale or transfer in lieu thereof; provided, however, that any such purchaser or transferee shall take title subject to Lessee's rights hereunder, and provided further that any holder of an Encumbrance shall (a) give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such mortgage or any sale in foreclosure under such mortgage, (b) permit Lessee to cure any such default on Lessor's behalf within any applicable cure period, and Lessee shall be reimbursed by Lessor or shall be entitled to offset against Rent payments next accruing or coming due for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees), (c) permit Lessee to appear and to bid at any sale in foreclosure made with respect to any such mortgage, and (d) provided that in the event of a foreclosure of all or any portion of the Leased Property by a Facility Mortgagee, that the Facility Mortgagee shall be bound by the terms and provisions of this Lease (provided Lessee is not then in default of its obligations hereunder). Without limiting the generality of the foregoing subparagraph (d), the parties acknowledge the existence of that certain Revolving Credit Agreement dated October 31, 2000 ("CREDIT AGREEMENT") by and between Lessor, as borrower, and Sanwa Bank California ("SANWA"), as administrative agent for the lenders party to such agreement ("LENDERS"). It shall be a condition to the effectiveness of this Lease that, prior to the Commencement Date, Lessee receive a fully executed and notarized Subordination, Non-Disturbance and Attornment Agreement (or its equivalent) in recordable form and otherwise in form and substance reasonably acceptable to Lessee. Without in any way diminishing Lessee's responsibilities set forth elsewhere in this Lease with respect to the removal of liens affecting any part of the Leased Property, Lessor hereby represents and warrants to Lessee that other than the Credit Agreement and related security instruments, Lessor is not a party to any other voluntary monetary liens or encumbrances affecting all or any portion of the Leased Property, and has not received (at its offices in Oxnard, California) written notice of the existence of any involuntary monetary liens or encumbrances placed upon the Leased Property.

                  32.2. Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed, and such failure shall continue for a period of thirty (30) days, after written Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within said thirty
(30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

                                 ARTICLE XXXIII

         33. Miscellaneous.

                  33.1. Survival of Obligations. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination.

                  33.2. Late Charges; Interest. If any interest rate provided for in any provision of this Lease is based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

                  33.3. Transfer of Obligations. Upon the expiration or earlier termination of the Term, Lessee shall use its best efforts to transfer to Lessor or Lessor's nominee (or to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for) all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of each Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                  33.4. Addendum, Amendments and Exhibits. All addenda, amendments and exhibits attached to this Lease are hereby incorporated in this Lease and made a part of this Lease.

                  33.5. Headings. The headings and paragraph titles in this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

                  33.6. Time. Time is of the essence of this Lease and each and all of its provisions.

                  33.7. Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of California, but not including its conflicts of laws rules; thus the law that will apply is the law applicable to a transaction solely within the State of California.

                  33.8. Successors and Assigns. The covenants and conditions contained in this Lease shall, subject to the provisions regarding conveyance by Lessor (ARTICLE XXIX), apply to and bind the heirs, successor, executor, administrators and assigns of Lessor and Lessee.

                  33.9. Limits of Lessor's and Lessee's Liability. Lessee specifically agrees to look solely to Lessor's interest in the Leased Property Lessor for recovery of any judgment against Lessor relating to this Lease, it being specifically agreed that neither the assets of Lessor, nor any constituent shareholder, officer or director of Lessor shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessee. Furthermore, in no event shall Lessor (original or successor) ever be liable to Lessee for any indirect or consequential damages suffered by Lessee from whatever cause. Lessor specifically agrees to look solely to the assets of Lessee for recovery of any judgment against Lessee, it being specifically agreed that no constituent shareholder, officer or director of Lessee shall ever be personally liable for any such judgment or the payment of any monetary obligation to Lessor. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Lessor might otherwise have to obtain injunctive relief against Lessee or Lessee's successors in interest, or any action not involving the personal liability of Lessee (original or successor). Furthermore, in no event shall Lessee (original or successor) ever be liable to Lessor for any indirect or consequential damages suffered by Lessor from whatever cause.

                  33.10. Prior and Future Agreements. This Lease contains the entire agreement of Lessor and Lessee with respect to the subject matter covered or mentioned in this Lease, and no prior or contemporaneous agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by both Lessor and Lessee or their respective successor in interest. This Lease shall not be effective or binding on any party until fully executed by both Lessor and Lessee.

                  33.11. Partial Invalidity. Any provision of this Lease which shall be held by a court of competent jurisdiction to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision or term of this Lease, and such other provision or terms shall remain in full force and effect.

                  33.12. Attorneys Fees. In the event of any action or proceeding brought by one party against the other under this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in such action or proceeding from the other party, including all reasonable attorneys' fees incurred in connection with any appeals, and any post-judgment reasonable attorneys' fees incurred in efforts to collect on any judgment.

                  33.13. Authority of Lessor and Lessee. Lessor and Lessee each hereby represent and warrant that the individuals signing on its behalf are duly authorized to execute and deliver this Lease in their respective capacities, and that this Lease is binding upon the entity for which it has been executed.

                  33.14. Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed by Lessor or Lessee, nor by any third party, as creating the relationship of principal and agent or a partnership, or a joint venture by Lessor or Lessee, it being understood and agreed that no provision contained in this Lease nor any acts of Lessor and Lessee shall be deemed to create any relationship other than the relationship of landlord and tenant.

                  33.15. Counterparts; Signatures by Facsimile. This Lease may be executed in one or more separate counterparts, each of which, once they are executed, shall be deemed to be an original. Such counterparts shall be and constitute one and the same instrument. The parties may accept and rely upon signatures delivered via facsimile.

                  33.16. Brokers. Lessor and Lessee each warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease. Lessor and Lessee hereby agree to indemnify the other and to hold the other harmless from and against any and all costs, expenses, claims, damages, suits, including attorneys' fees, in any way resulting from claims or demands for commissions or other compensation from any real estate brokers claiming through such party with respect to this Lease.

                  33.17. Condition on Termination. Upon any termination of the Lease or any abandonment for whatever reason by Lessee of the Leased Property, Lessee shall deliver up to Lessor the Leased Property in substantially the same or better condition than it was at the commencement of the Lease, reasonable wear and tear only excepted, and in a clean and sanitary state.

                  33.18. Ground Leased Facility. The Facility located in Newport, Oregon is not owned by Lessor, but rather is the subject of a ground lease dated January 11, 1996, as modified by The First Addendum to Ground Lease (as modified, the "GROUND LEASE") between Lessor, as tenant (as successor in interest to Lessee), and Fred A. Yeck and Ernest Yeck, together as landlord ("GROUND LESSOR"). Accordingly, rather than the fee owner of such Facility, Lessor is instead the tenant under the Ground Lease, and therefore it is Lessor's leasehold interest in such Facility that is being leased (in effect, subleased) to Lessee hereunder. Lessee acknowledges the foregoing and acknowledges that its occupancy of the facility located in Newport, Oregon shall be subject to, and Lessee shall comply with, all provisions under the Ground Lease, and shall not take any action or omit to take any action that would result in an event of default under the Ground Lease. If requested, Lessee shall enter into such other instruments, agreements, certificates, and provide such documents and information as may be required by the Ground Lessor (or Lessor).



                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]

         WHEREFORE, each of the parties has accepted and agreed by affixing their respective authorized signatures below as of the date first above written.


"LESSOR"                           LTC PROPERTIES, INC., A MARYLAND CORPORATION

                                   By:    /s/ Wendy Simpson
                                          -------------------------------------
                                   Name:  Wendy Simpson
                                          -------------------------------------
                                   Title: Chief Financial Officer
                                          -------------------------------------

                                   TEXAS-LTC LIMITED PARTNERSHIP,
                                   A TEXAS LIMITED PARTNERSHIP

                                   By: L-TEX GP, Inc., a Delaware corporation

                                   By:    /s/ Wendy Simpson
                                          -------------------------------------
                                   Name:  Wendy Simpson
                                          -------------------------------------
                                   Title: Chief Financial Officer
                                          -------------------------------------

"LESSEE"                           ASSISTED LIVING CONCEPTS, INC.,
                                   A NEVADA CORPORATION

                                   By:    /s/ Wm. James Nicol
                                          -------------------------------------
                                   Name:  Wm. James Nicol
                                          -------------------------------------
                                   Title: CEO and President
                                          -------------------------------------

                                   CARRIAGE HOUSE ASSISTED LIVING, INC.,
                                   A DELAWARE CORPORATION

                                   By:    /s/ Wm. James Nicol
                                          -------------------------------------
                                   Name:  Wm. James Nicol
                                          -------------------------------------
                                   Title: CEO and President
                                          -------------------------------------

                                   EXHIBIT "A"

                               LEGAL DESCRIPTIONS

                                [TO BE ATTACHED]


                                      -1-